Exhibit 23.6

April 15, 2011

Renren Inc.

23/F, Jing An Center

8 North Third Ring Road East

Beijing, 100028

The People’s Republic of China

+86 (10) 8448-1818

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Renren Inc. (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 30, 2010 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Ruigang Li
Name: Ruigang Li

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